Exhibit 21

UNITED STATES STEEL CORPORATION

SUBSIDIARIES AND JOINT VENTURES

as of December 31, 2008

Company Name
Adela Investment Company, S.A.
Chisholm Coal LLC
Chrome Deposit Corporation
Compagnie de Gestion de Mifergui- Nimba,LTEE
Cygnus Mines Limited
Delaware USS Corporation
Double Eagle Steel Coating Company
Double G Coatings, Inc.
Double G Coatings Company, L.P.
Essex Minerals Company
Feralloy Processing Company
GCW/USS Energy, LLC
Grant Assurance Corporation
Kanawha Coal LLC
Lakeside Land, LLC
La Pointe Iron Company
New Deal Development, Inc.
Oilfield Technologies, Inc.
Orinoco Mining Company
PITCAL, Inc.
USS-POSCO Industries
Perdido Land Development, Inc.
Pitcal Pipe, LLC
United Spiral Pipe, LLC
Preserve Village Developers, LLC
Smart Screen Systems, Inc.
Societe Des mines de Fer de Guinee Pour L’Exploitation Des Monts Nimba
Steel Health Resources, LLC
Stelco Holding Company
Ontario Coal Company
Ontario Eveleth Company
Ontario Hibbing Company
Hibbing Development Company
Hibbing Taconite Company
Stelco Coal Company

UNITED STATES STEEL CORPORATION

SUBSIDIARIES AND JOINT VENTURES

as of December 31, 2008 (continued)

Company Name
Stelco Erie Corporation
Ontario Tilden Company
Tilden Mining Company, L.C.
Marquette Range Coal Service Company
Mittal Steel USA - Ontario Iron Inc. (prev. Ontario Iron Co.)
Beckley Coal Co.
Mathies Coal Co. (PA)
Straightline, Inc.
Straightline Source, Inc.
Swan Point Yacht & Country Club, LLC
SPDC Hotel, LLC
Swan Point Development Company, Inc.
Brookfield Swan Point, LLC
The Steel Company of Canada, Limited
Timber Wolf Land, LLC
Transtar, Inc.
Fairfield Southern Company, Inc.
Delray Connecting Railroad Company
Elgin, Joliet and Eastern Railway Company
EJ&E West Company (See Note 1)
Tracks Traffic and Management Services, Inc.
Texas & Northern Railway Company
Lake Terminal Railroad Company, The
McKeesport Connecting Railroad Company
Union Railroad Company
Birmingham Southern Railroad Company
Warrior & Gulf Navigation LLC
Mobile River Terminal Company
Sisco Stevedoring, LLC
U. S. Steel Canada Inc.
HLE Mining GP Inc.
HLE Mining Limited Partnership
Wabush Mines (Quebec)
Arnaud Railway Company (Quebec)
Wabush Lake Railway Company Ltd. (Alta)
Knoll Lake Minerals Limited

UNITED STATES STEEL CORPORATION

SUBSIDIARIES AND JOINT VENTURES

as of December 31, 2008 (continued)

Company Name
Northern Land Company Limited
Twin Falls Power Corporation Limited
The Stelco Plate Company Ltd.
742784 Ontario Inc.
Baycoat Limited
Baycoat Limited Partnership (Baycoat L.P.)
Z-Line Company
D.C. Chrome Limited
4501039 Canada Inc. (prev. Lake Erie Slab Company Inc.)(See Note 2)
U. S. Steel China, LLC
U. S. Steel Holdings, Inc.
U. S. Steel Holdings II, LLC
Worldwide Steel C.V.
U. S. Steel Europe, B.V.
U. S. Steel Global Holdings I, B.V.
U. S. Steel Košice, s.r.o. (USSK)
Obal-Servis, a.s. Košice
Stabilita d.d.s., a.s.
U. S. Steel Kosice – Austria GmbH
Hutnictvi železa, a.s.
U. S. Steel Košice – Labortest, s.r.o.
U. S. Steel Services s.r.o.
U. S. Seel Kosice – Belgium S.A.
U. S. Steel Košice - Bohemia a.s.
U. S. Steel Kosice - France S.A.
U. S. Steel Košice - SBS, s.r.o.
U. S. Steel Kosice - Germany GmbH
U. S. Steel Kosice (UK) LIMITED
Refrako, s.r.o.
Reliningserv, s.r.o.
Vulkmont a.s. Košice
U. S. Steel Canada Limited Partnership
U. S. Steel Global Holdings II, B.V.
U. S. Steel Enterprises BV
U. S. Steel Serbia, BV
U. S. Steel Serbia, d.o.o.

UNITED STATES STEEL CORPORATION

SUBSIDIARIES AND JOINT VENTURES

as of December 31, 2008 (continued)

Company Name
Serbian Roll Service Company d.o.o. (short name: SRSC d.o.o. Smederevo)
U. S. Steel Holdings IV, Inc.
U. S. Steel International of Canada, LTD.
U. S. Steel Mining Company, LLC
U. S. Steel Receivables LLC
U. S. Steel Timber Company, LLC
U. S. Steel Tubular Products, Inc.
Star Capital Funding, LLC (prev. Star Capital Funding, Inc.)
Zinklahoma, Inc.
Star International Holdings Ltd.
Star China Ltd.
Star TC Holdings, LLC
Lone Star Technologies China, LLC
Star Brazil US, LLC 2
Star Brazil US, LLC1
Lone Star Brazil Holdings 1 Ltda.
Lone Star Brazil Holdings 2 Ltda.
Apolo Tubulars S.A.
Lone Star Steel Holdings, Inc.
Fintube (Thailand) Limited
Fintube Technologies, Inc.
Fintube Canada, Inc.
Aletas Y Birlos SA, De C.V.
Aletas Y Birlos Mexicana SA, De C.V.
UEC Technologies, LLC
Met-Chem Canada, Inc.
Met-Chem, Inc.
UEC Sail Information Technology, LTD.
USX Engineers and Consultants
United States Steel Credit Corporation
United States Steel Export Company de Mexico, S.R.L. de C.V.
Acero Prime, S.R.L. de CV
Acero Prime Servicios, S.R.L. de CV
United States Steel International, Inc.

UNITED STATES STEEL CORPORATION

SUBSIDIARIES AND JOINT VENTURES

as of December 31, 2008 (continued)

Company Name
United States Steel International de Mexico, S.R.L. de C. V.
USS Galvanizing, Inc.
PRO-TEC Coating Company
PRO-TEC Coating Company, Inc.
USS International Services, LLC
USS Lakeside, LLC
Chicago Lakeside Development, LLC
USS Mine Management, Inc. (owns 10% U. S. Steel Mining, LLC)
USS Oilwell Supply Co., LTD.
USS Oilwell Tubular, Inc.
USS Portfolio Delaware, Inc.
USS Tubular Processing, Inc.
USS WSP, LLC
Worthington Specialty Processing
ProCoil Company, LLC
Worthington Taylor, LLC
USX International Sales Company, Inc.
USX Participacoes LTDA.
Merinds Mineracao
Mineracao Carajas, LTDA.
Mineracao Maraba, LTDA.

Note:

(1)	EJ&E West Company was sold on January 31, 2009

(2)	As of January 1, 2009, 4501039 Canada Inc. no longer exists. It was amalgamated with U. S. Steel Canada Inc on January 1, 2009.

February 18, 2009

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